UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): September 26, 2016
SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35471 (Commission file number)
27-4867100 (IRS Employer Identification No.)
1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079 (Address of principal executive offices) (Zip Code)
(281) 258-4400 (Company's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in Item 5.02 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2016, SAExploration Holdings, Inc. (the “Company”) established a long-term incentive equity plan for employees entitled the SAExploration Holdings, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan”).

Effective September 26, 2016 (the “Grant Date”), awards of stock options and stock units (the “MIP Awards”) were made under the 2016 Plan to the Company’s named executive officers as follows:

Name	Current Position	Number of Stock Options	Number of Stock Units	Total Number of Stock Options and Units
Jeff Hastings	Chief Executive Officer and Chairman of the Board	88,252	88,252	176,504
Brian Beatty	Chief Operating Officer	88,252	88,252	176,504
Brent Whiteley	Chief Financial Officer, General Counsel and Secretary	70,082	70,082	140,164
All Current Executive Officers as a Group		311,477	311,477	622,954

The MIP Awards vest: (a) one-third on the earliest to occur of (1) the date on which the Company receives Oil and Gas Production Tax Credit Certificates assigned to the Company by Alaska Seismic Ventures, LLC and issued by the Tax Division of the State of Alaska that, together with all such certificates received by the Company after July 27, 2016 (the “Restructuring Date”), have an aggregate face amount of $25 million or more, or (2) the first anniversary of the Restructuring Date; and (b) one-third each on the second and third anniversaries of the Restructuring Date. The stock options included in the MIP Awards are non-qualified stock options having an exercise price of $10.19 each, which is the volume-weighted average price per common share for the 30-day period ending on the Grant Date, and they expire upon the earlier of termination of the officer’s employment or ten years after the Grant Date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 30, 2016                SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary